UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                                FORM 8-K
                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported)

                            February 25, 1999


                      AMPCO-PITTSBURGH CORPORATION
         (Exact name of Registrant as specified in its charter)

                              Pennsylvania
             (State or other jurisdiction of incorporation)

                           1-898                             25-1117717
     (Commission File Number)      (I.R.S. Employer Identification No.)


                     600 Grant Street, Suite 4600, Pittsburgh, PA 15219
                       (Address of Principal Executive Offices)

                                   412/456-4400
               (Registrant's telephone number, including area code)


Item 4.  Changes in Registrant s Certifying Accountant

(a)Previous Independent Accountants

   On February 25, 1999, the Board of Directors of Ampco-Pittsburgh Corporation (the Corporation ), upon recommendation of the Audit Committee, approved the dismissal of the Corporation s independent accountants, PricewaterhouseCoopers LLP ( PwC ) to be effective after completion of the audit of the Corporation's financial statements as of and for the year ended December 31, 1998.

  The reports of PwC on the Corporation s financial statements as of December 31, 1997 and 1996 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  The Board of Directors, upon recommendation of the Audit Committee, made the decision to change independent accountants.

  In connection with the audits of the Corporation s financial statements as of December 31, 1997 and 1996 and for the years then ended and through the date of this report, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused PwC to make reference to the matter in its report.

  During the years ended December 31, 1997 and 1996 and through the date of this report, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

  The Corporation has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 25, 1999, is filed as
Exhibit 16 to this Form 8-K.

  (b) New Independent Accountants

  On February 25, 1999, the Audit Committee recommended and the Board of Directors approved, the retention of Deloitte & Touche LLP ( D&T ) as its new independent accountants for the year ending December 31, 1999. During the years ended December 31, 1997 and 1996 and through the date of this report, neither the Corporation nor anyone else on its behalf consulted D&T regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation
S-K.

Item 7.  Financial Statements and Exhibits.

Exhibit 16:  Letter re Change in Certifying Accountants.

                               SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      AMPCO-PITTSBURGH CORPORATION



                      BY:  s/Robert A. Paul
                           Robert A. Paul, President and
                           Chief Executive Officer



Dated:  February 25, 1999